Exhibit 32.1
              CERTIFICATION OF FINANCIAL STATEMENTS

   Pursuant to 18 U.S.C. 63 1350, the President of Art's-Way Manufacturing Co., Inc. (the "Company"), hereby certify that this Form 10-KSB and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-KSB and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.

By: /s/ E.W. Muehlhausen

Name: E.W. Muehlhausen
President

Date 2/28/07